Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Douglas W. Chambers, the principal financial officer of United States Cellular Corporation, certify that (i) the quarterly report on Form 10-Q/A for the second quarter of 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of United States Cellular Corporation.

/s/ Douglas W. Chambers
Douglas W. Chambers
August 2, 2024
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to United States Cellular Corporation and will be retained by United States Cellular Corporation and furnished to the Securities and Exchange Commission or its staff upon request.